UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 23, 2013

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Note Offering

On July 26, 2013, Kodiak Oil & Gas Corp. (the “Company”), Kodiak Oil & Gas (USA) Inc. (“Kodiak USA”), Kodiak Williston, LLC (“Kodiak Williston”) and KOG Finance, LLC (“KOG Finance”, and together with Kodiak USA and Kodiak Williston, the “Subsidiaries”), entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several purchasers identified therein (the “Purchasers”), in which the Company agreed to issue and sell to the Purchasers $400 million aggregate principal amount of the Company’s 5.50% Senior Notes due 2022 (the “Senior Notes”) at a purchase price to the Purchasers of 100% of the principal amount of the Senior Notes. The Subsidiaries agreed to guarantee payment of the Senior Notes on a senior unsecured basis.  The Senior Notes were issued under the Indenture described below.

The offering of the Senior Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes are not registered under the Securities Act or the securities laws of any other jurisdiction.

Under the Purchase Agreement, the Company and the Subsidiaries made customary representations and warranties and agreed to indemnify the Purchasers against various liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Senior Notes. The closing of the sale of the Senior Notes occurred on July 26, 2013. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

In connection with the sale of the Senior Notes, the Company and the Subsidiaries entered into a registration rights agreement, dated July 26, 2013, among the Company, the Subsidiaries and the Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Senior Notes under the Securities Act. Pursuant to the Registration Rights Agreement, the Company and the Subsidiaries are required to file an exchange offer registration statement and use commercially reasonable efforts to cause such exchange offer registration statement to become effective. In certain circumstances, the Company and the Subsidiaries may be required to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resale of the Senior Notes and to keep such shelf registration statement effective until the earlier of one year following the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold. If the Company and the Subsidiaries fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay liquidated damages by way of additional interest on the Senior Notes.

A copy of the Registration Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

The information in Item 2.03 of this report is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Senior Notes were issued pursuant to the indenture entered into on July 26, 2013 (the “Indenture”) among the Company, the Subsidiaries, U.S. Bank National Association, as the trustee (the “Trustee”), Computershare Trust Company of Canada, as the Canadian trustee.  The terms of the Senior Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit the Company’s and the Subsidiaries’ ability to make investments; incur additional indebtedness or issue preferred stock; create liens; sell assets; enter into agreements that restrict dividends or other payments by restricted subsidiaries; consolidate, merge or transfer all or substantially all of the assets of the Company; engage in transactions with the Company’s affiliates; pay dividends or make other distributions on capital stock or prepay subordinated indebtedness; and create unrestricted subsidiaries. The Indenture also contains customary events of default. Upon the occurrence of events of default arising from certain events of bankruptcy or insolvency, the Senior Notes shall become due and payable immediately without any declaration or other act of the Trustee or the holders of the Senior Notes. Upon the occurrence of certain other events of default, the Trustee or the holders of the Senior Notes may declare all outstanding Senior Notes to be due and payable immediately. The Company will pay interest on the Senior Notes on February 1 and August 1 of each year, beginning on February 1, 2014. The Senior Notes will mature on February 1, 2022.

The Senior Notes are redeemable by the Company at any time on or after August 1, 2017, at the redemption prices set forth in the Indenture. The Senior Notes are redeemable by the Company prior to August 1, 2017, at the redemption prices plus a “make-whole” premium set forth in the Indenture. The Company is also entitled to redeem up to 35% of the aggregate principal amount of the Senior Notes before August 1, 2016 with net proceeds that the Company raises in equity offerings at a redemption price equal to 105.50% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest. If the Company undergoes a change of control, it may redeem all, but not less than all, of the Senior Notes at a redemption price equal to 101% of the principal amount of the Senior Notes redeemed plus accrued and unpaid interest.  The Company may redeem the Senior Notes if, as a result of changes in applicable law, it is required to pay additional amounts related to tax-withholdings, at a price equal to 100% of the Senior Notes plus accrued and unpaid interest. The Company must offer to purchase the Senior Notes if it experiences specific types of changes of control or sells assets under certain circumstances.

The Senior Notes are jointly and severally guaranteed on a senior unsecured basis by the Subsidiaries and by certain of the Company’s future subsidiaries. The Senior Notes and the guarantees thereof will be the Company and the Subsidiaries’ general senior obligations and will rank senior in right of payment to any of the Company’s and the Subsidiaries’ future subordinated indebtedness, rank equal in right of payment with any of the Company’s and the Subsidiaries’ existing and future senior indebtedness, rank effectively junior in right of payment to the Company’s and the Subsidiaries’ existing and future secured indebtedness (including indebtedness under the Company’s credit agreement), to the extent of the value of the Company’s and the Subsidiaries’ assets constituting collateral securing such indebtedness, and rank effectively junior in right of payment to any indebtedness or liabilities of any of the Company’s future subsidiaries or any subsidiary that does not guarantee the Senior Notes.

The Senior Notes will be represented by notes in the form attached to the Indenture. In connection with the issuance of the Senior Notes, the lenders under the Company’s credit agreement agreed to a waiver of provisions that provided for a reduction in the borrowing base under the credit agreement upon consummation of the offering.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by the terms of the Indenture attached hereto as Exhibit 4.2, which is incorporated herein by reference.

Item 8.01. Other Events.

On July 26, 2013, the Company issued a press release announcing the closing of the offering of the Senior Notes. The Company received net proceeds of approximately $392.5 million, after deducting the initial purchasers’ discounts and our estimated offering expenses. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Senior Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, dated July 26, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Kodiak Williston, LLC, KOG Finance, LLC and Credit Suisse Securities (USA) LLC

4.2

Indenture, dated July 26, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Kodiak Williston, LLC, KOG Finance, LLC, U.S. Bank National Association, as trustee, and Computershare Trust Company of Canada, as Canadian trustee

10.1

Purchase Agreement, dated July 23, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Kodiak Williston, LLC, KOG Finance, LLC and Credit Suisse Securities (USA) LLC, as representative of the several purchasers identified therein

99.1	Press release of Kodiak Oil & Gas Corp., dated July 26, 2013, relating to the closing of the senior note offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: July 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated July 26, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Kodiak Williston, LLC, KOG Finance, LLC and Credit Suisse Securities (USA) LLC

4.2

Indenture, dated July 26, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Kodiak Williston, LLC, KOG Finance, LLC, U.S. Bank National Association, as trustee, and Computershare Trust Company of Canada, as Canadian trustee

10.1

Purchase Agreement, dated July 23, 2013, among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Kodiak Williston, LLC, KOG Finance, LLC and Credit Suisse Securities (USA) LLC, as representative of the several purchasers identified therein

99.1	Press release of Kodiak Oil & Gas Corp., dated July 26, 2013, relating to the closing of the senior note offering